Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of ViroPro, Inc. dated June 22, 2005, of our report dated February 24, 2005, relating to the financial statements of Viropro, Inc. as of November 30, 2004, and the year then ended.

                             Stark Winter Schenkein & Co., LLP

                             Certified Public Accountants

June 22, 2005

Denver, Colorado